Registration No. 333-
As filed with the Securities and Exchange Commission on June 14, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Territorial Bancorp Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	26-4674701
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1132 Bishop Street, Suite 2200
Honolulu, Hawaii 96813
(Address of Principal Executive Offices)

Territorial Bancorp Inc. 2010 Equity Incentive Plan as Amended and Restated
(Full Title of the Plan)

Copies to:

Mr. Allan S. Kitagawa	Lawrence M.F. Spaccasi, Esquire
Chairman of the Board, President	Luse Gorman, PC
and Chief Executive Officer	5335 Wisconsin Ave., N.W., Suite 780
Territorial Bancorp Inc.	Washington, DC 20015-2035
1132 Bishop Street, Suite 2200	(202) 274-2000
Honolulu, Hawaii 96813
(808) 946-1400
(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	250,000 (2)	$31.47 (3)	$7,867,500	$912

_______________________
(1)
Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Territorial Bancorp Inc. 2010 Equity Incentive Plan as Amended and Restated (the "Equity Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Territorial Bancorp Inc. (the "Company") pursuant to 17 C.F.R. Section 230.416(a).

(2)	Represents the number of shares of common stock reserved for issuance under the Equity Plan for any future grants of restricted stock.
(3)	Determined pursuant to 17 C.F.R. Section 230.457(c).

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.462.

Explanatory Note

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. This Registration Statement is filed for the purpose of registering an additional 250,000 shares of common stock, $0.01 par value ("Common Stock"), of Territorial Bancorp Inc. (the "Registrant") pursuant to the Territorial Bancorp Inc. 2010 Equity Plan as Amended and Restated (the "Plan"). Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 registering 1,712,637 shares of the Registrant's Common Stock, filed on November 12, 2010 (Registration Statement 333-170579) are incorporated by reference into this Registration Statement, except as amended hereby. Pursuant to General Instruction E of Form S-8, all information that has been incorporated by reference from the original registration statement is not repeated in this Registration Statement.

PART I.
Items 1 and 2.  Plan Information and Registrant Information and Employee Plan Annual Information
The documents containing the information specified in Part I and II of Form S-8 have been or will be sent or given to participants in the Stock Benefit Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").
Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II.
Item 3.  Incorporation of Documents by Reference
The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:
a)  The Company's Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-34403), filed with the Commission on March 15, 2017, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;
b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and
c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission  on July 8, 2009 (File No. 001-34403).
All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.  Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.
All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 8.  List of Exhibits.

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*

5	Opinion of Luse Gorman, PC	Attached as Exhibit 5

10.1	Territorial Bancorp Inc. 2010 Equity Incentive Plan as Amended and Restated	**

10.2	Form of Restricted Stock Unit Award Agreement (performance-based vesting)	Attached as Exhibit 10.2

10.3	Form of Restricted Stock Unit Award Agreement (time-based vesting)	Attached as Exhibit 10.3

23.1	Consent of Luse Gorman, PC	Contained in Exhibit 5

23.2	Consent of Independent Registered Public Accounting Firm (Moss Adams LLP)	Attached as Exhibit 23.2

23.3	Consent of Independent Registered Public Accounting Firm (KPMG LLP)	Attached as Exhibit 23.3

24	Power of Attorney	Contained on Signature Page

*
Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (File No. 333-155388) originally filed by the Company under the Securities Act of 1933 with the Commission on November 14, 2008, and all amendments or reports filed for the purpose of updating such description.

**
Incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Stockholders of Territorial Bancorp Inc. (File No. 001-34403), filed by Territorial Bancorp Inc. under the Securities Exchange Act of 1934 on April 24, 2017.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on this 14th day of June, 2017.

TERRITORIAL BANCORP INC.

By:           /s/ Allan S. Kitagawa
Allan S. Kitagawa
Chairman of the Board, President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Territorial Bancorp Inc. (the "Company") hereby severally constitute and appoint Allan S. Kitagawa, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Allan S. Kitagawa may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be granted and shares of common stock to be issued upon the exercise of stock options to be granted under the Territorial Bancorp Inc. 2010 Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Allan S. Kitagawa shall do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.
Signatures	Title	Date

/s/ Allan S. Kitagawa	Chairman of the Board, President	June 14, 2017
Allan S. Kitagawa	and Chief Executive Officer
(Principal Executive Officer)

/s/ Melvin M. Miyamoto	Senior Vice President	June 14, 2017
Melvin M. Miyamoto	and Chief Financial Officer
(Principal Financial and Accounting
Officer)

/s/ Howard Y. Ikeda	Director	June 14, 2017
Howard Y. Ikeda

/s/ David S. Murakami	Director	June 14, 2017
David S. Murakami

/s/ Kirk W. Caldwell	Director	June 14, 2017
Kirk W. Caldwell

/s/ Richard I. Murakami	Director	June 14, 2017
Richard I. Murakami

/s/ Francis E. Tanaka	Director	June 14, 2017
Francis E. Tanaka

EXHIBIT INDEX

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*

5	Opinion of Luse Gorman, PC	Attached as Exhibit 5

10.1	Territorial Bancorp Inc. 2010 Equity Incentive Plan as Amended and Restated	**

10.2	Form of Restricted Stock Unit Award Agreement (performance-based vesting)	Attached as Exhibit 10.2

10.3	Form of Restricted Stock Unit Award Agreement (time-based vesting)	Attached as Exhibit 10.3

23.1	Consent of Luse Gorman, PC	Contained in Exhibit 5

23.2	Consent of Independent Registered Public Accounting Firm (Moss Adams LLP)	Attached as Exhibit 23.2

23.3	Consent of Independent Registered Public Accounting Firm (KPMG LLP)	Attached as Exhibit 23.3

24	Power of Attorney	Contained on Signature Page

*
Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (File No. 333-155388) originally filed by the Company under the Securities Act of 1933 with the Commission on November 14, 2008, and all amendments or reports filed for the purpose of updating such description.

**
Incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Stockholders of Territorial Bancorp Inc. (File No. 000-34403), filed by Territorial Bancorp Inc. under the Securities Exchange Act of 1934 on April 24, 2017.